Exhibit 99.1

Kips Bay Medical Announces Move to NASDAQ Capital Market

Minneapolis, MN, March 26, 2012 (BUSINESS WIRE) —Kips Bay Medical (NASDAQ: KIPS) announced that effective March 27, 2012, the Nasdaq Listing Qualifications Staff granted the Company’s request to transfer its listing to the Nasdaq Capital Market from the Nasdaq Global Market.

The request for the transfer was made voluntarily by the Company to take advantage of the Capital Market’s lower listing requirements.  The change does not affect the Company’s trading symbol “KIPS”.

About Kips Bay Medical

Kips Bay Medical, Inc., founded in 2007 and headquartered in Minneapolis, Minnesota, is a medical device company focused on manufacturing and commercializing its external saphenous vein support technology, or eSVS MESH, for use in coronary artery bypass grafting surgery. Our eSVS MESH is a nitinol mesh sleeve that, when placed over a saphenous vein graft during CABG surgery, is designed to improve the structural characteristics and long-term performance of the saphenous vein graft. Additional information about Kips Bay Medical, Inc. can be found at www.kipsbaymedical.com.

Contact:

Kips Bay Medical, Inc.

Manny Villafaña, Chairman and Chief Executive Officer, +1-763-235-3540

Email: Manny.Villafana@KipsBayMedical.com

or

Scott Kellen, Chief Financial Officer/ Chief Operating Officer, +1-763-235-3540

Email: Scott.Kellen@KipsBayMedical.com